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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1991 Stock Option Plan and William Lyon Homes' 2000 Stock Incentive Plan of William Lyon Homes and to the incorporation by reference therein of our report dated February 17, 2000, with respect to the consolidated financial statements of William Lyon Homes included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                       Ernst & Young LLP


Irvine, California
November 16, 2000